Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Momentum Continues with Strong First Quarter Financial Performance

SAN JOSE, Calif. - March 16, 2017 - Adobe (Nasdaq:ADBE) today reported financial results for its first quarter fiscal year 2017 ended March 3, 2017.

Financial Highlights

•	Adobe achieved record quarterly revenue of $1.68 billion in its first quarter of fiscal year 2017.

•	Diluted earnings per share was $0.80 on a GAAP-basis, and $0.94 on a non-GAAP basis.

•	Digital Media segment revenue was $1.14 billion, with record Creative revenue growing to $942 million.

•
Strong Creative Cloud and Document Cloud adoption and retention drove Digital Media Annualized Recurring Revenue (“ARR”) to $4.25 billion exiting the quarter, a quarter-over-quarter increase of $265 million.

•	Adobe Marketing Cloud achieved record revenue of $477 million.

•	Operating income grew 52 percent and net income grew 57 percent year-over-year on a GAAP-basis; operating income grew 40 percent and net income grew 42 percent year-over-year on a non-GAAP basis.

•	Cash flow from operations was a record $730 million, and deferred revenue grew to approximately $2.1 billion.

•	The company repurchased approximately 2.2 million shares during the quarter, returning $238 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.
Executive Quotes
“Whether you’re a designer, student, enterprise or government agency, reimagining your customer experience has become a critical part of every digital transformation strategy,” said Shantanu Narayen, president and CEO of Adobe. “Adobe’s mission to help our customers design and deliver great experiences has never been more relevant as is reflected in our outstanding Q1 results.”
“Adobe achieved record revenue, profit and cash flow in Q1,” said Mark Garrett, Adobe executive vice president and chief financial officer. “Our solid execution and business momentum combined with strong market tailwinds give us confidence in our ability to continue to deliver strong financial results. We remain bullish about our prospects for the rest of 2017 and beyond.”

Adobe to Webcast Earnings Conference Call
Adobe will webcast its first quarter fiscal year 2017 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to product and technology innovation, relevance of our products to our customers, business and market momentum, revenue, annualized recurring revenue, bookings, earnings per share and operating cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and offer products and services that meet customer requirements, introduction of new products, services and business models by competitors, failure to successfully manage transitions to new business models and markets, uncertainty in economic conditions and the financial markets, fluctuations in subscription renewal rates, complex and unpredictable sales cycles for some enterprise offerings, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, changes in accounting principles, and failure to realize the anticipated benefits of past or future acquisitions. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2016 ended Dec. 2, 2016 and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2017.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended March 3, 2017, which Adobe expects to file in March 2017.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2016 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended
	March 3, 2017 (*)	March 4, 2016
Revenue:
Subscription	$1,383,856	$1,070,250
Product	183,385	201,112
Services and support	114,405	111,973
Total revenue	1,681,646	1,383,335

Cost of revenue:
Subscription	141,181	107,275
Product	14,333	20,299
Services and support	81,823	70,998
Total cost of revenue	237,337	198,572

Gross profit	1,444,309	1,184,763

Operating expenses:
Research and development	285,077	237,204
Sales and marketing	520,297	474,891
General and administrative	150,808	146,516
Amortization of purchased intangibles	19,128	18,394
Total operating expenses	975,310	877,005

Operating income	468,999	307,758

Non-operating income (expense):
Interest and other income (expense), net	7,206	4,187
Interest expense	(18,130)	(18,469)
Investment gains (losses), net	2,557	(1,169)
Total non-operating income (expense), net	(8,367)	(15,451)
Income before income taxes	460,632	292,307
Provision for income taxes	62,186	38,000
Net income	$398,446	$254,307
Basic net income per share	$0.81	$0.51
Shares used to compute basic net income per share	494,612	499,125
Diluted net income per share	$0.80	$0.50
Shares used to compute diluted net income per share	500,861	505,676

_________________________________________

(*)
We early adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, during the first quarter of fiscal 2017. As required by the standard, excess tax benefits recognized on stock-based compensation expense were reflected in our provision for income taxes rather than paid-in capital on a prospective basis. We recorded excess tax benefits within our provision for income taxes, rather than paid-in capital, during the three months ended March 3, 2017.

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 3, 2017	December 2, 2016
ASSETS

Current assets:
Cash and cash equivalents	$1,068,896	$1,011,315
Short-term investments	3,578,721	3,749,985
Trade receivables, net of allowances for doubtful accounts of $8,265 and $6,214, respectively	850,840	833,033
Prepaid expenses and other current assets	257,105	245,441
Total current assets	5,755,562	5,839,774

Property and equipment, net	821,730	816,264
Goodwill	5,753,575	5,406,474
Purchased and other intangibles, net	489,202	414,405
Investment in lease receivable	80,439	80,439
Other assets	144,275	139,890
Total assets	$13,044,783	$12,697,246

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$191,484	$88,024
Accrued expenses	763,012	739,630
Income taxes payable	11,565	38,362
Deferred revenue	1,988,008	1,945,619
Total current liabilities	2,954,069	2,811,635

Long-term liabilities:
Debt	1,884,074	1,892,200
Deferred revenue	72,238	69,131
Income taxes payable	148,796	184,381
Deferred income taxes	286,407	217,660
Other liabilities	110,509	97,404
Total liabilities	5,456,093	5,272,411

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,719,966	4,616,331
Retained earnings	8,299,362	8,114,517
Accumulated other comprehensive income (loss)	(185,409)	(173,602)
Treasury stock, at cost (105,704 and 106,580 shares, respectively), net of reissuances	(5,245,290)	(5,132,472)
Total stockholders’ equity	7,588,690	7,424,835
Total liabilities and stockholders’ equity	$13,044,783	$12,697,246

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	March 3, 2017 (*)	March 4, 2016
Cash flows from operating activities:
Net income	$398,446	$254,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	80,809	81,200
Stock-based compensation expense	98,310	92,306
Unrealized investment (gains) losses, net	(1,021)	2,047
Changes in deferred revenue	40,832	123,366
Changes in other operating assets and liabilities	112,994	(55,699)
Net cash provided by operating activities	730,370	497,527

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	169,320	(160,856)
Purchases of property and equipment	(30,903)	(46,200)
Purchases and sales of long-term investments, intangibles and other assets, net	(17,673)	(51,786)
Acquisitions, net of cash	(459,626)	—
Net cash used for investing activities	(338,882)	(258,842)

Cash flows from financing activities:
Purchases of treasury stock	(200,000)	(150,000)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock reissuances	(131,227)	(149,251)
Repayment of capital lease obligations	(268)	—
Excess tax benefits from stock-based compensation	—	14,859
Net cash used for financing activities	(331,495)	(284,392)
Effect of exchange rate changes on cash and cash equivalents	(2,412)	(157)
Net increase (decrease) in cash and cash equivalents	57,581	(45,864)
Cash and cash equivalents at beginning of period	1,011,315	876,560
Cash and cash equivalents at end of period	$1,068,896	$830,696

_________________________________________

(*)
We early adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, during the first quarter of fiscal 2017. As required by the standard, excess tax benefits recognized on stock-based compensation expense were reflected in our provision for income taxes rather than paid-in capital on a prospective basis. We also elected to prospectively apply the change in presentation of excess tax benefits wherein excess tax benefits recognized on stock-based compensation expense were classified as operating activities in our condensed consolidated statements of cash flows for the three months ended March 3, 2017. Prior period classification of cash flows related to excess tax benefits was not adjusted.

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	March 3, 2017	March 4, 2016	December 2, 2016
Operating income:

GAAP operating income	$468,999	$307,758	$472,280
Stock-based and deferred compensation expense	103,578	91,690	86,584
Restructuring and other charges	—	(419)	(285)
Amortization of purchased intangibles and technology license arrangements	35,464	36,264	31,143
Non-GAAP operating income	$608,041	$435,293	$589,722

Net income:

GAAP net income (*)	$398,446	$254,307	$399,613
Stock-based and deferred compensation expense	103,578	91,690	86,584
Restructuring and other charges	—	(419)	(285)
Amortization of purchased intangibles and technology license arrangements	35,464	36,264	31,143
Investment (gains) losses, net	(2,557)	1,169	(1,385)
Income tax adjustments	(63,209)	(50,403)	(63,118)
Non-GAAP net income	$471,722	$332,608	$452,552

Diluted net income per share:

GAAP diluted net income per share (*)	$0.80	$0.50	$0.80
Stock-based and deferred compensation expense	0.21	0.18	0.17
Amortization of purchased intangibles and technology license arrangements	0.07	0.07	0.06
Investment (gains) losses, net	(0.01)	—	—
Income tax adjustments	(0.13)	(0.09)	(0.13)
Non-GAAP diluted net income per share	$0.94	$0.66	$0.90

Shares used in computing diluted net income per share	500,861	505,676	501,176

Non-GAAP Results (continued)

Three Months Ended
March 3, 2017
Effective income tax rate:

GAAP effective income tax rate (*)	13.5%
Resolution of income tax examinations	5.0
Stock-based and deferred compensation expense	(0.4)
Amortization of purchased intangibles and technology license arrangements	(0.1)
One-time charge related to acquisition	(5.0)
Income tax adjustments	8.0
Non-GAAP effective income tax rate (**)	21.0%

_________________________________________

(*)
We early adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, during the first quarter of fiscal 2017. As required by the standard, excess tax benefits recognized on stock-based compensation expense were reflected in our provision for income taxes rather than paid-in capital on a prospective basis. We recorded excess tax benefits within our provision for income taxes, rather than paid-in capital, during the three months ended March 3, 2017.

(**)
Our non-GAAP effective income tax rate of 21% is an annualized rate based on estimates for the entire fiscal year, whereas the GAAP effective income tax rate of 13.5% is the rate for the quarter based on tax events within the quarter. Income tax adjustments, which are included in both GAAP and non-GAAP earnings, will fluctuate from quarter-to-quarter but will normalize over the fiscal year due to the timing of tax events including the timing of recognition of excess tax benefits within each quarter.

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.